Exhibit 99.2

Teladoc Health to Participate in Upcoming Investor Conference

PURCHASE, NY, December 19, 2018 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, announced today that Jason Gorevic, chief executive officer, will participate in the following upcoming investor event:

•                      The 37th Annual J.P. Morgan Healthcare Conference in San Francisco, Calif., on Monday, January 7, 2019, which will include a presentation at 11:00 a.m. PST.

About Teladoc Health

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. The company’s award-winning, integrated clinical solutions are inclusive of telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,000 employees, the organization delivers care in 125 countries and in more than 20 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

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Investor Contact:

Jordan E. Kohnstam

443-450-4189

Jordan.kohnstam@westwicke.com

Media Contact:

Courtney McLeod

Director of Communications

914-265-6789

cmcleod@teladochealth.com